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                                                              Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Praegitzer Industries, Inc. on Form S-1 of our report dated September 17, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE TOUCHE TOHMATSU

Kuala Lumpur, Malaysia
December 17, 1998